Exhibit 10.23

                              EMPLOYMENT AGREEMENT

          This EMPLOYMENT AGREEMENT, dated as of August 9, 2006, is between Conseco, Inc., a Delaware corporation ("Company"), and C. James Prieur ("Executive").

          WHEREAS, the Company desires to employ Executive pursuant to an agreement embodying the terms of such employment (this "Agreement") and Executive desires to enter into this Agreement and to accept such employment, subject to this Agreement's terms and provisions.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   Employment.

          The Company hereby employs Executive and Executive hereby accepts employment upon the terms and conditions hereinafter set forth.

     2.   Term.

          The effective date of this Agreement shall be the date set forth above (the "Effective Date"). Subject to the provisions for termination as provided in
Section 8 hereof, the term of Executive's employment under this Agreement shall be the period beginning on September 7, 2006 (the "Commencement Date") and ending on December 31, 2009 (the "Term"). The Term shall not be automatically renewed and shall end upon any earlier termination of Executive's employment with the Company.

     3.   Duties.

          During the Term, Executive shall be engaged by the Company as its Chief Executive Officer, responsible for the overall management of the Company. During the Term, Executive shall report exclusively to the Company's Board of Directors (the "Board") regarding the performance of his duties. As of the Commencement Date, Executive shall be elected as a member of the Board. Such Board membership will be subject to election of shareholders at the Company's 2007 annual meeting, and periodically thereafter, in accordance with the Company's Board governance guidelines.

     4.   Extent of Services.

          During the Term, subject to the Board's direction and control, Executive shall have the power and authority commensurate with his executive status and necessary to perform his duties hereunder. Executive shall devote his reasonable best efforts to the Company's business and, shall not, without the Company's consent, be actively engaged in any other business activity, whether or not such activity is for gain, profit or other pecuniary advantage. However, Executive shall not be prohibited from serving on boards of professional, community, civic, education, charitable and business organizations on which he may choose to serve or investing his assets in such form or manner as will not require any services on the part of Executive in the operation of the affairs of the companies in which such investments are made (to the extent not in violation of the non-compete provision in Section 12 hereof); provided, however, that business organizations shall be limited to those mutually agreed upon by Executive and the Company, and that the Board may subsequently determine, in good faith,

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that service on one or more boards is not permissible under the terms of this
Agreement because such service is not in the Company's best interests.

     5.   Compensation. During the Term:

          (a) Base Salary. As compensation for services hereunder rendered during the Term, Executive shall receive a base salary ("Base Salary") of Nine Hundred Thousand Dollars ($900,000) per year, payable in equal installments in accordance with the Company's standard payroll procedure for its salaried executives. Base Salary payments and other payments under this Agreement shall be subject to withholding of taxes and other appropriate and customary amounts. Executive shall be reviewed no less than annually for increases in his Base Salary, based upon his performance, subject to approval of the Board and/or the Human Resources and Compensation Committee of the Board (the "Compensation Committee").

          (b) Annual Incentive. In addition to Base Salary, Executive will have an opportunity to earn a bonus each year as determined by the Board or the Compensation Committee thereof, with a target annual bonus equal to no less than 125% of Executive's Base Salary (the "Target Bonus") and a maximum annual bonus of 200% of the Target Bonus with respect to any calendar year, with such bonus payable at such time that similar payments are made to other Company executives, if Executive remains employed with the Company through such date or as otherwise payable under Section 7 or Section 9. Notwithstanding the above, the bonus for the 2009 operating period (if any) will be paid at the same time that similar payments are made to other Company executives (but not later than March 15 of the following year) provided Executive remains employed through the end of the Term. The Target Bonus will be based on financial and other objective targets that the Board or the Compensation Committee believes are reasonably attainable at the time it is set. The Company will pay Executive a guaranteed bonus for 2006 of not less than the target amount, prorated for the period of the year in which Executive is employed by the Company, payable at such time that similar bonus payments are made to other Company executives, if Executive remains employed with the Company through such date or as otherwise payable under Section 7 or Section 9.

          (c) Initial Equity Awards. On the Commencement Date, Executive shall receive:

               (i) An option to purchase 300,000 shares of common stock of the Company at the fair market value on the Commencement Date (based on the closing price as determined by the Committee), which shall vest in four equal annual installments with the first such installment to vest on the first anniversary of the Commencement Date, and

               (ii) 50,000 performance shares, which shall vest on terms and conditions to be determined by the Committee in writing (together, the "Initial Equity Awards").

          The Initial Equity Awards shall be governed by the terms and conditions of the applicable award agreements, subject to Section 9 of this Agreement.

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          (d) Sign On Award. Executive shall receive an option to purchase
     50,000 shares of common stock of the Company at the fair market value (based on the closing price as determined by the Committee) on the Commencement Date, which options shall vest in their entirety on the second anniversary of the Commencement Date ("Sign On Award"). The Sign On Award shall be governed by the terms and conditions of the applicable award agreement, subject to Section 9 of this Agreement.

          (e) Ongoing Equity Awards. Executive shall be eligible to participate in and receive future grants under any Company stock option or equity-based program, subject to the discretion of the Board or the Compensation Committee.

          (f) Unfunded Retirement Plan. The Company will consider in 2006 or thereafter, but shall not be obligated to adopt, an unfunded supplemental defined contribution arrangement for Executive, contributions to which may depend on performance and such other factors as the Company deems relevant.

     6.   Benefits. During the Term:

          (a) General. Executive shall be entitled to participate in such existing executive benefit plans and insurance programs offered by the Company, or which it may adopt from time to time, for its senior executive management generally, in accordance with the eligibility requirements for participation therein. Nothing herein shall be construed so as to prevent the Company from modifying or terminating any executive benefit plans or programs, or executive fringe benefits, that it may adopt from time to time.

          (b) Vacation. Executive shall be entitled to six (6) weeks of vacation with pay each year.

          (c) Expense Reimbursement. Executive may incur reasonable expenses for promoting the Company's business, including expenses for entertainment, travel, and similar items. The Company shall reimburse Executive for all such reasonable expenses upon Executive's periodic presentation of an itemized account of such expenditures in accordance with Company practices and procedures.

          (d) Relocation Assistance. Executive shall be entitled to reimbursement of reasonable relocation expenses for moving his family from Toronto, Canada to the Chicago, Illinois metropolitan area in accordance with the Company's current executive relocation policy, provided that these expenses shall be capped at $50,000. All expenses must be appropriately documented by Executive to the Company. In the event Executive's employment is terminated for Just Cause or if he terminates his employment other than for Good Reason prior to the first anniversary of the Effective Date, Executive agrees to repay such expenses to the Company.

          (e) Temporary Housing Reimbursement. The Company shall reimburse Executive for, or provide at its expense, up to six (6) months of temporary housing in the Chicago, Illinois metropolitan area, in an amount not to exceed $5,000 per month.

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          (f) Income Tax Gross-Up. Executive shall be entitled to a personal income tax gross-up on any federal, state and local taxable income arising from the benefits provided to him under Section 6(d) above.

          (g) Deferred Compensation. Executive shall be permitted to make elective contributions to any Company sponsored non-qualified deferred compensation plan.

     7.   Disability.

          (a) If Executive shall become physically or mentally disabled during the Term to the extent that his ability to perform his duties and services hereunder is materially and adversely impaired, Executive's Base Salary, bonus and other compensation provided herein shall continue while he remains employed by the Company; provided, that if such disability (as determined in the Board's reasonable judgment, exercised in good faith) continues for at least three (3) consecutive months, the Company may terminate Executive's employment hereunder, in which case the Company immediately shall pay Executive cash payments equal to (i) his annual Base Salary as provided in Section 5(a) hereof to the extent earned but unpaid as of the date of termination ("Unpaid Salary"), (ii) the bonus payable pursuant to Section 5(b) for the fiscal year of the Company ending prior to the date of termination (to the extent earned based on performance under the goals and objectives of the applicable plan but not previously paid) ("Unpaid Bonus"), (iii) Executive's then accrued but unused vacation ("Unpaid Vacation") (the Unpaid Salary, Unpaid Bonus and Unpaid Vacation referred to sometimes together as the "Accrued Amounts"), (iv) a pro rata Target Bonus for the year in which the termination for Disability occurred, and (v) one times his Base Salary. All stock options, restricted stock and/or other awards held by Executive shall be treated in accordance with the applicable grant agreements.

          (b) No payments or vesting under this Section 7 will be made if such disability arose primarily from (a) chronic use of intoxicants, drugs or narcotics (other than drugs prescribed to Executive by a physician and used by Executive for their intended purpose for which they had been prescribed) or (b) intentionally self-inflicted injury or intentionally self-induced illness.

     8.   Termination. During the Term:

          (a) Either the Company or Executive may terminate his employment at any time for any reason upon written notice to the other. In addition, the Company may terminate Executive's employment for Just Cause pursuant to
     Section 8(b) below or in a Control Termination pursuant to Section 8(c) below. Executive may terminate his employment for Good Reason pursuant to
     Section 8(d) below. Executive's employment shall also terminate (i) upon the death of Executive or (ii) after disability of Executive pursuant to
     Section 7 hereof.

          (b) Just Cause. The Company may terminate Executive's employment at any time for Just Cause. For purposes of this Agreement, "Just Cause" shall mean:

               (i) (A) a material breach by Executive of this Agreement, (B) a material breach of Executive's duty of loyalty to the Company or its affiliates, or

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          (C) Executive's willful malfeasance or fraud or dishonesty of a substantial nature in performing his duties on behalf of the Company or its affiliates;

               (ii) Executive's use of alcohol or drugs (other than drugs used by Executive for their intended purposes as prescribed by a physician) or other repeated conduct, which (a) materially and repeatedly interferes with the performance of his duties hereunder, (b) materially compromises the integrity or the reputation of the Company or its affiliates, or (c) results in other substantial economic harm to the Company or its affiliates;

               (iii) Executive's conviction by a court of law, admission in a court of law that he is guilty, or entry of a plea of nolo contendere with regard to (a) any felony, or (b) any crime which materially and adversely impacts the Company's financial condition or reputation;

               (iv) Executive's unscheduled absence from his employment duties for whatever reason, other than as a result of illness or disability, for a period of more than three (3) consecutive days, without the Company's consent;

               (v) Executive's failure to comply with any legal and proper directive by the Company's Board or a Committee thereof either in writing or reflected in minutes of a meeting of such Board or Committee, where such failure continues after Executive has been given written notice of such failure and at least five (5) business days thereafter to cure such failure; or

               (vi) any intentional wrongful act or omission by Executive that results in the restatement of the Company's financial statements due to a violation of the Sarbanes-Oxley Act of 2002.

     No termination shall be deemed to be a termination by the Company for Just Cause if the termination is as a result of Executive refusing to act in a manner that would be a violation of applicable law, or where Executive takes reasonable actions in good faith as directed by a resolution of the Board or of a Committee thereof.

          (c) The Company may terminate Executive's employment in a Control Termination. A "Control Termination" shall mean any termination by the Executive for Good Reason or any termination by the Company (or its successor) of Executive's employment for any reason other than for Just Cause, death or Disability, in either case within six (6) months prior to and in anticipation of, or within 24 months following, a Change in Control of the Company.

          For purposes of this Agreement, the following terms shall have the meanings ascribed to them:


          "Change in Control" means the occurrence of any of the following:

               (i) the acquisition (other than an acquisition in connection with a "Non-Control Transaction") by any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended

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          (the "1934 Act")) of "beneficial ownership" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Company or its Ultimate Parent representing 51% or more of the combined voting power of the then outstanding securities of the Company or its Ultimate Parent entitled to vote generally with respect to the election of the board of directors of the Company or its Ultimate Parent;

               (ii) as a result of or in connection with a tender or exchange offer or contest for election of directors, individual board members of the Company or of the Ultimate Parent (identified as of the date of commencement of such tender or exchange offer, or the commencement of such election contest, as the case may be) cease to constitute at least a majority of the board of directors of the Company or, if applicable, of the Ultimate Parent; or

               (iii) the consummation of a merger, consolidation or reorganization with or into the Company or the Ultimate Parent unless
          (x) the stockholders of the Company immediately before such transaction beneficially own, directly or indirectly, immediately following such transaction securities representing 51% or more of the combined voting power of the then outstanding securities entitled to vote generally with respect to the election of the board of directors of the Company (or its successor) or, if applicable, the Ultimate Parent and (y) individual board members of the Company (identified as of the date that a binding agreement providing for such transaction is signed) constitute at least a majority of the board of directors of the Company or, if applicable, the Ultimate Parent (or its successor) or, if applicable, the Ultimate Parent (a transaction to which clauses
          (x) and (y) apply, a "Non-Control Transaction").

          "Ultimate Parent" means the parent corporation (or if there is more than one parent corporation, the ultimate parent corporation) that, directly or indirectly, beneficially owns a majority of the voting power of the outstanding securities entitled to vote with respect to the election of the board of directors of the Company (or its successor).

          (d) Executive may terminate his employment at any time with Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following during the Term:

               (i) any material diminution in the nature or scope of Executive's authority, duties or responsibilities (other than as a result of a going private transaction), including being required to report to someone other than the Board;

               (ii) Executive no longer reports directly to the Board;

               (iii) requiring Executive to relocate to more than within 50 miles of his then current offices (excluding any locations within 50 miles of Chicago, Illinois or Carmel, Indiana) without Executive's consent;

               (iv) any reduction in Executive's Base Salary or Target Bonus opportunity without Executive's consent;

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               (v) any material breach of any provision of this Agreement by the
          Company which is not remedied by the Company within thirty (30) days after receipt of written notice from Executive specifying such breach; or

               (vi) after a Change in Control occurs and, following Executive's written request made prior to the Change in Control, the then Ultimate Parent fails to affirm and guarantee the Company's current and future obligations under this Agreement.

          (e) Upon termination of Executive's employment with the Company for any reason (whether voluntary or involuntary), Executive shall be deemed to have voluntarily resigned from all positions that Executive may then hold with the Company and any of its affiliates; provided that such deemed resignation shall not adversely affect Executive's rights to compensation or benefits under this Agreement and shall not affect the determination of whether Executive's termination was for Just Cause.

     9. Payments Following Termination.

          (a) Just Cause. In the event Executive's employment is terminated by the Company for Just Cause, or if Executive resigns other than for Good Reason, then the Company shall pay Executive a cash payment equal to his Accrued Amounts within 5 days of the date of termination ("Termination Date"). No bonus for the year of termination will be earned or paid to Executive. All stock options, restricted stock and/or other incentive awards held by Executive shall be treated in accordance with the applicable grant agreements.

          (b) Death. In the event Executive's employment is terminated by Executive's death, then the Company shall pay Executive's estate, as soon as practicable, (i) a cash payment equal to one times Executive's Base Salary, and (ii) the Accrued Amounts. No bonus for the year of termination will be earned or paid to Executive's estate. All stock options, restricted stock and/or other incentive awards held by Executive shall be treated in accordance with the applicable grant agreements.

          (c) Without Cause/Good Reason. In the event that Executive is terminated by the Company without Just Cause, or that Executive's employment is terminated by the Executive for Good Reason (other than pursuant to Section 7 or in a Control Termination) the Company shall pay Executive the sum of Executive's (i) Accrued Amounts, (ii) a Target Bonus (prorated for the partial year period ending on the date of termination),
     (iii) a cash payment equal to the sum of Executive's (x) annual Base Salary, and (y) Target Bonus (all such amount referred to together as the "Aggregate Severance Amount"). One twelfth (1/12) of the Aggregate Severance Amount shall be paid to executive on the 15th day of each month for a period of 12 months commencing during the first month immediately following the month in which Executive is terminated, provided that (1) Executive does not violate any of the provisions of Sections 11 or 12 of this Agreement (in which event any such payments may be immediately suspended by the Company), and (2) the timing of such payments shall remain subject to delay or modification in accordance with Section 9(e) below. In addition, Executive and his family shall be entitled to continued participation in all medical, health and life insurance plans at the same benefit level at which he and his family were participating on the date of

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     termination ("Welfare Benefits") until the earliest of (A) 12 months after the date of termination, (B) the date upon which Executive attains 65 years of age; or (C) the date, or dates, Executive receives substantially similar coverage and benefits under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage, or benefit-by-benefit, basis). All stock options, restricted stock and/or other incentive awards held by Executive shall be treated in accordance with the applicable grant agreements.

          (d) Control Termination. In the event that Executive's employment terminates in a Control Termination, the Company shall pay Executive, in a cash lump sum within 5 days of the Termination Date, (i) the Accrued Amounts (ii) Executive's Target Bonus (prorated for the partial year period ending on the date of his termination of employment), (iii) a payment equal to two times the sum of Executive's (A) Base Salary, and (B) Target Bonus. In addition, Executive and his family shall be entitled to continued Welfare Benefits until the earliest of (A) 24 months after the date of termination, (B) the date upon which Executive attains 65 years of age; or
     (C) the date, or dates, Executive receives substantially similar coverage and benefits under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage by coverage, or benefit by benefit basis). All stock options, restricted stock and/or other awards held by Executive shall be treated in accordance with the applicable grant agreements.

          (e) IRC Section 409A. Notwithstanding anything herein to the contrary, the Company may delay or modify any payment due to Executive hereunder to the minimum extent necessary to avoid the imposition of a 20% penalty tax and interest relating to a failure to comply with Section 409A of the Internal Revenue Code of 1986, as amended from time to time.

     10.  Character of Termination Payments.

          The amounts payable to Executive hereunder upon any termination of his employment shall be considered severance pay in consideration of past services rendered on behalf of the Company and his continued service from the date hereof to the date he becomes entitled to such payments and shall be the sole amount of severance pay to which Executive is entitled from the Company and its affiliates upon termination of his employment. Executive shall have no duty to mitigate his damages by seeking other employment and, should Executive actually receive compensation from any such other employment, the payments required hereunder shall not be reduced or offset by any such other compensation.

     11.  Disclosure of Information.

          Executive acknowledges that in and as a result of his employment with the Company, he has been and will be making use of, acquiring and/or adding to confidential information of the Company and its affiliates of a special and unique nature and value. As a material inducement to the Company to enter into this Agreement and to pay to Executive the compensation stated herein, Executive covenants and agrees that he shall not, at any time while he is employed by the Company or at any time thereafter, directly or indirectly, divulge or disclose for any purpose whatsoever, any confidential information (whether or not specifically labeled or identified as "confidential information"), in any form or medium, that has been

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obtained by or disclosed to him as a result of his employment with the Company and which the Company or any of its affiliates has taken appropriate steps to safeguard, except to the extent that such confidential information (a) becomes a matter of public record or is published in a newspaper, magazine or other periodical available to the general public, other than as a result of any act or omission of Executive, (b) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency, in which event Executive shall give prompt notice of such requirement to the Company to enable the Company to seek an appropriate protective order or confidential treatment, or (c) must be disclosed to enable Executive properly to perform his duties under this Agreement. Upon the termination of Executive's employment, Executive shall return such information (in whatever form) obtained from or belonging to the Company or any of its affiliates that he may have in his possession or control.

     12.  Covenants Against Competition and Solicitation.

          Executive acknowledges that the services he is to render to the Company and its affiliates are of a special and unusual character, with a unique value to the Company and its affiliates, the loss of which cannot adequately be compensated by damages or an action at law. In view of the unique value to the Company and its affiliates of the services of Executive for which the Company has contracted hereunder, because of the confidential information to be obtained by, or disclosed to, Executive as set forth in Section 11 above, and as a material inducement to the Company to enter into this Agreement and to pay to Executive the compensation and benefits stated in this Agreement and otherwise, and other good and valuable consideration, Executive covenants and agrees that throughout the period Executive remains employed or compensated hereunder (other than pursuant to Section 9) and for one year thereafter, Executive shall not, directly or indirectly, anywhere in the United States of America (i) render any services, as an agent, independent contractor, consultant or otherwise, or become employed or compensated by any other corporation, person or entity that derives a non-incidental portion of its revenue from the business of selling or providing annuity, life, accident or health insurance products or services in the United States; (ii) in any manner compete with the Company or any of its affiliates with respect to lines of business that the Company and its affiliates derive more than a non-incidental portion of their revenue from or with respect to which the Company and its affiliates have made a significant investment in;
(iii) solicit or attempt to convert any customers or policyholders of the Company to other insurance carriers or other corporations, persons or other entities providing these same or similar products or services provided by the Company and its affiliates, or (iv) solicit for employment or employ any employee of the Company or any of its affiliates. Should any particular covenant or provision of this Section 12 be held unreasonable or contrary to public policy for any reason, including, without limitation, the time period, geographical area, or scope of activity covered by any restrictive covenant or provision, the Company and Executive acknowledge and agree that such covenant or provision shall automatically be deemed modified such that the contested covenant or provision shall have the closest effect permitted by applicable law to the original form and shall be given effect and enforced as so modified to whatever extent would be reasonable and enforceable under applicable law.

     13.  Litigation Support, Mutual Non-Disparagement.

          (a) Litigation Support. Executive agrees to cooperate with the Company or any affiliate during the Term and thereafter (including following Executive's termination of

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     employment for any reason), by making himself reasonably available to testify on behalf of the Company or any affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any affiliate, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company, or any affiliate as requested; provided, however that the same does not materially interfere with his then current professional activities. The Company agrees to reimburse Executive, on an after-tax basis, for all expenses actually incurred in connection with his provision of testimony or assistance.

          (b) Mutual Non-Disparagement. The Executive agrees that, during the Term and thereafter (including following Executive's termination of employment for any reason) he will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the Company or any affiliate or their respective officers, directors, employees, advisors, businesses or reputations. The Company agrees that, during the Term and thereafter (including following Executive's termination of employment for any reason) the Company will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may directly or indirectly, disparage Executive or his business or reputation. Notwithstanding the foregoing, nothing in this Agreement shall preclude either Executive or the Company from making truthful statements or disclosures that are required by applicable law, regulation, or legal process.

     14. Representations of the Parties.

          (a) The Company represents and warrants to Executive that (i) this Agreement has been duly authorized, executed and delivered by the Company and constitutes valid and binding obligations of the Company; and (ii) the employment of Executive on the terms and conditions contained in this Agreement will not conflict with, result in a breach or violation of, constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to: (A) the certificate of formation, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, or any regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company.

          (b) Executive represents and warrants to the Company that: (i) this Agreement has been duly executed and delivered by Executive and constitutes a valid and binding obligation of Executive; and (ii) neither the execution of this Agreement by Executive nor his employment by the Company on the terms and conditions contained herein will conflict with, result in a breach or violation of, or constitute a default under any agreement, obligation, condition, covenant or instrument to which Executive is a party or bound or to which his property is subject, or any statute, law, rule, regulation, judgment, order or decree applicable to Executive of any court, regulatory body, administrative

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     agency, governmental body, arbitrator or other authority having jurisdiction over Executive or any of his property.

     15. Arbitration of Disputes; Injunctive Relief; D & O Coverage.

          (a) Arbitration. Except as provided in subsection (b) below, any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by binding arbitration in the City of Chicago, Illinois in accordance with the laws of the State of Illinois by three arbitrators, one of whom shall be appointed by the Company, one by Executive, and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the Chief Judge of the United States District Court for the Northern District of Illinois if the arbitration is in Chicago, Illinois. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the election of arbitrators, which shall be as provided in this Section. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. All reasonable costs and expenses (including fees and disbursements of counsel) incurred by Executive pursuant to this Section 15 shall be paid on behalf of or reimbursed to Executive promptly by the Company; provided, however, that in the event the Company prevails in such proceedings, Executive shall immediately repay all such amounts to the Company.

          (b) Injunctive Relief. Executive acknowledges that a breach or threatened breach by Executive of Sections 11 or 12 of this Agreement will give rise to irreparable injury to the Company and that money damages will not be adequate relief for such injury. Notwithstanding paragraph (a) above, the Company and Executive agree that the Company may seek and obtain injunctive relief, including, without limitation, temporary restraining orders, preliminary injunctions and/or permanent injunctions, in a court of proper jurisdiction to restrain or prohibit a breach or threatened breach of Sections 11 or 12 of this Agreement. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Executive.

          (c) Liability Insurance. The Company agrees to continue and maintain a directors and officers' liability insurance policy covering Executive to the extent the Company provides such coverage for its other executive officers.

     16.  Notices.

          Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail to his residence, in the case of Executive, or to the business office of the General Counsel of the Company, in the case of the Company.

     17.  Waiver of Breach and Severability.

          The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by either party. In the event any provision of this Agreement is found to be invalid or unenforceable, it

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may be severed from the Agreement, and the remaining provisions of the Agreement shall continue to be binding and effective.

     18.  Entire Agreement.

          Other than any equity award agreements entered into pursuant to the Conseco, Inc. 2003 Long-Term Equity Incentive Plan, as amended, or any subsequent equity award plan, this instrument contains the entire agreement of the parties and, as of the Effective Date, supersedes all other obligations of the Company and its affiliates to Executive under other agreements or otherwise. The compensation and benefits to be paid under the terms of this Agreement are in lieu of all other compensation or benefits to which Executive is entitled from the Company and its affiliates. This Agreement may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     19.  Binding Agreement and Governing Law; Assignment Limited.

          This Agreement shall be binding upon and shall inure to the benefit of the parties and their lawful successors in interest (including, without limitation, Executive's estate, heirs and personal representatives) and, except for issues or matters as to which federal law is applicable, shall be construed in accordance with and governed by the laws of the State of Illinois. This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without the prior written consent of the other.

     20.  No Third Party Beneficiaries.

          The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not intended to confer third-party beneficiary rights upon any other person.

     21.  Counterparts.

          This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.





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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written, effective as of the Effective Date.



                                           CONSECO, INC.


                                           /s/ R. Glenn Hilliard
                                           -------------------------
                                           By:  R. Glenn Hilliard
                                           Its: Chairman of the Board


                                           EXECUTIVE:


                                           /s/ C. James Prieur
                                           -------------------------
                                           C. James Prieur